EXHIBIT 99.1

FOR IMMEDIATE RELEASE

K12 Inc. REPORTS THIRD QUARTER 2008 RESULTS

K12’s Quarterly Revenue up 61 percent on Strong Enrollment Growth

Herndon, VA, May 8, 2008 — K12 Inc. (NYSE: LRN), a leading provider of proprietary, technology-based curriculum and education services created for online delivery to students in kindergarten through 12th grade, today announced its results for the third quarter of its 2008 fiscal year.

Revenues for the quarter grew to $56.0 million, an increase of 60.8 percent over the third quarter of the previous year, primarily due to strong enrollment growth. EBITDA for the third quarter of 2008 grew 88.1 percent over the prior year, increasing to $8.1 million from $4.3 million. Net income for third quarter was $2.5 million, representing an increase of $0.5 million, compared to net income of $2.0 million in the prior year. Pretax income more than doubled to $4.7 million for the third quarter compared with the third quarter of fiscal year 2007.

“We are pleased with our third quarter financial results and equally pleased with the favorable events this quarter that will aid our long term growth. These events include the legislative action in Wisconsin which will benefit all children in that state and the approvals received in South Carolina and Hawaii by virtual public schools who intend to offer the K12 curriculum,” said Ron Packard, chief executive officer of K12 Inc.

For the three months ended March 31, 2008

• Revenues increased by 60.8 percent for the third quarter of fiscal year 2008 (FY 2008) over the same quarter last year due to strong enrollment growth.

• Average enrollments for the third quarter of FY 2008 were 42,048, an increase of 50.7 percent over the third quarter of FY 2007.

• Operating income for the third quarter grew to $4.4 million compared with $2.2 million for the third quarter of FY 2007. Operating margins increased to 7.8 percent of revenue for the third quarter as compared to 6.3 percent for the same period in FY 2007. This was primarily attributable to increased leverage on selling, administrative and other operating expenses.

• Pretax income increased 125.1 percent to $4.7 million compared with the third quarter of fiscal year 2007.

• Income tax expense for the third quarter of FY 2008 was $2.2 million, or 47.5 percent of pretax income. Income tax expense recorded in the third quarter of FY 2007 was less than $0.1 million as the Company utilized net operating loss carry-forwards that were fully reserved for in prior periods.

• Net income for third quarter was $2.5 million, an increase of 21.1 percent, from $2.0 million in the prior year.

• Diluted net income per share for the third quarter of FY 2008 was $0.09.

• EBITDA for the third quarter was $8.1 million, an increase of 88.1 percent, compared to EBITDA of $4.3 million for the same period in 2007. EBITDA as a percentage of revenues increased to 14.4 percent from 12.3 percent for the same period in 2007.

John Baule, the Company’s Chief Financial Officer and Chief Operating Officer commented, “We are pleased that we were able to increase enrollment levels this quarter, and at the same time leverage our corporate infrastructure to expand EBITDA margins.”

For the nine months ended March 31, 2008

• Revenues increased by 61.8 percent for the first nine months of FY 2008 over the same period last year due to strong enrollment growth.

• Average enrollments for the first nine months of FY 2008 were 41,095, an increase of 50.8 percent over the first nine months of FY 2007.

• Operating income for the first nine months of FY 2008 grew 54.0 percent to $13.7 million, compared with $8.9 million for the first nine months of FY 2007.

• Pretax income increased 58.1 percent to $13.3 million compared with the first nine months of FY 2007.

• Income tax benefit for the first nine months of FY 2008 was $3.3 million. The income tax provision for the first nine months of FY 2008 was $6.4 million or 47.6 percent of pretax income. This was offset by a $9.7 million tax benefit recognized from net deferred tax assets that were fully reserved for in prior periods. Income tax expense was $0.2 million for the first nine months of FY 2007 as the Company was able to utilize net operating loss carry-forwards that were fully reserved for in prior periods.

• Net income for the first nine months of FY 2008 was $16.7 million, representing an increase of $8.5 million, or 103.0 percent, compared to net income of $8.2 million for the first nine months of FY 2007. Net income as a percentage of revenues increased to 9.8 percent from 7.8 percent for the same period in FY 2007.

• Diluted net income per share for the first nine months of FY 2008 was $0.11. On a pro forma basis, assuming the conversion of preferred stock at the beginning of the nine months ended March 31, 2008 and excluding the impact of preferred stock dividends and accretion, diluted net income per share for the first nine months of FY 2008 was $0.66.

• EBITDA for the first nine months of FY 2008 was $22.6 million, an increase of 66.9 percent compared to EBITDA of $13.5 million for the same period in FY 2007.

• Capital expenditures for the first nine months of FY 2008 included $8.5 million for investments in capitalized curriculum and $5.1 million in property and equipment. In addition, the company financed purchases of $10.7 million of computers and software, primarily for use by students, through capital leases.

Outlook

• For full fiscal year 2008, the Company is forecasting revenues of between $216 and $218 million, operating income of approximately $10.1 — $10.5 million and depreciation and amortization of approximately $12 million.

• The Company’s estimated tax rate for fiscal year 2008 is 47.6 percent excluding the impact of the reversal of the deferred tax asset valuation allowance of $9.7 million in the first quarter of FY 2008.

Forward Statements

This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the reduction of per pupil funding amounts at the schools we serve; reputation harm resulting from poor performance or misconduct of other virtual school operators; challenges from virtual public school opponents; failure of the schools we serve to comply with regulations resulting in a loss of funding; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter, failure to renew existing contracts with schools; increased competition; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of May 8, 2008, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss the results of Q3 2008 and its outlook for fiscal year 2008 during a conference call scheduled for May 9, 2008 at 9:00 a.m. eastern time (ET).

The conference call will be webcast and available on the K12 web site at www.K12.com through the investor relations link. Please access the web site at least 15 minutes prior to the start of the call to register and download and install any necessary software.

To participate in the live call, investors should dial 888-679-8040 (domestic) or 617-213-4851 (international) at 8:50 a.m. (ET). The participant passcode is 36845511.

Participants may also pre-register for the conference call at https://www.theconferencingservice.com/prereg/key.process?key= PRRHBPNX6 (Due to its length, this URL may need to be copied and pasted into your Internet browser’s address field. Remove the extra space if one exists.).

A replay of the call will be available from May 9, 2008, through May 16, 2008, at 888-286-8010 (domestic) or 617-801-6888 (international) passcode 92451653. It will also be archived at www.K12.com in the investor relations section for 60 days.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
	March 31,	June 30,
ASSETS	2008	2007
Current assets
Cash and cash equivalents	$66,966	$1,660
Accounts receivable, net of allowance of $721 and $589 at March 31, 2008 and June 30, 2007,
respectively	45,554	15,455
Inventories, net	8,813	13,804
Current portion of deferred tax asset	951	—
Prepaid expenses and other current assets	1,284	1,245

Total current assets	123,568	32,164
Property and equipment, net	25,233	17,234
Capitalized curriculum development costs, net	18,962	9,671
Deferred tax asset, net of current portion	1,560	—
Goodwill	2,550	—
Other assets, net	1,447	1,182
Intangible assets	390	250
Deposits and other assets	395	711

Total assets	$174,105	$61,212

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Bank overdraft.	$—	$1,577
Line of credit	—	1,500
Accounts payable	6,445	6,928
Accrued liabilities	3,867	1,819
Accrued compensation and benefits	7,572	6,200
Deferred revenue	8,961	2,620
Current portion of capital lease obligations	6,056	2,780
Current portion of notes payable	170	192

Total current liabilities	33,071	23,616
Deferred rent, net of current portion	1,694	1,684
Capital lease obligations, net of current portion	8,070	3,974
Notes payable, net of current portion	77	189

Total liabilities	42,912	29,463

Commitments and contingencies
Redeemable convertible preferred stock
Redeemable Convertible Series C Preferred stock, par value $0.0001; no shares authorized, issued or outstanding at March 31, 2008; 10,784,313 shares authorized and 9,776,756 shares issued and
outstanding at June 30, 2007; liquidation value of $133,629 at June 30, 2007	—	91,122

Redeemable Convertible Series B Preferred stock, par value $0.0001; no shares authorized, issued or outstanding at March 31, 2008; 14,901,960 shares authorized and 10,102,899 shares issued and
outstanding at June 30, 2007; liquidation value of $138,087 at June 30, 2007	—	138,434

Stockholders’ equity (deficit)
Common stock, par value $0.0001; 100,000,000 shares authorized; 27,726,850 and 2,041,604 shares issued
and outstanding at March 31, 2008 and June 30, 2007, respectively	3	1
Additional paid-in capital	321,629	—
Accumulated deficit	(190,439)	(197,808)

Total stockholders’ equity (deficit)	131,193	(197,807)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$174,105	$61,212

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2008	2007	2008	2007
Revenues	$56,016	$34,831	$169,760	$104,930

Cost and expenses
Instructional costs and services	32,062	17,904	98,820	55,103
Selling, administrative, and other operating
expenses	17,032	12,644	49,681	35,059
Product development expenses	2,542	2,083	7,529	5,855

Total costs and expenses	51,636	32,631	156,030	96,017

Income from operations	4,380	2,200	13,730	8,913
Interest expense, net	309	(117)	(383)	(474)

Net income before income tax expense	4,689	2,083	13,347	8,439
Income tax benefit (expense)	(2,229)	(51)	3,323	(227)

Net income	2,460	2,032	16,670	8,212
Dividends on preferred stock	—	(1,670)	(3,066)	(4,707)
Preferred stock accretion	—	(5,810)	(12,193)	(16,544)

Net income (loss) attributable to common
stockholders	$2,460	$(5,448)	$1,411	$(13,039)

Net income (loss) attributable to common
stockholders per share:
Basic	$0.09	$(2.72)	$0.12	$(6.52)

Diluted	$0.09	$(2.72)	$0.11	$(6.52)

Weighted average shares used in computing per
share amounts(1):
Basic	27,449,893	1,999,343	11,700,017	1,999,099

Diluted	28,780,389	1,999,343	12,706,126	1,999,099

(1)	The basic and diluted weighted average common shares outstanding for the three and nine months ended March 31, 2008 reflect the weighted average effect of the conversion of preferred stock to common stock upon the closing of the Company’s initial public offering on December 18, 2007.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Nine Months Ended
	March 31,
	2008	2007
Cash Flows from Operating Activities
Net income	$16,670	$8,212
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	8,859	4,618
Stock based compensation expense	1,026	88
Deferred income taxes	(3,447)	—
Provision for (reduction of) doubtful accounts	129	(956)
Provision for inventory obsolescence	37	285
Provision for (reduction of) student computer shrinkage and obsolescence	188	(90)
Changes in assets and liabilities:
Accounts receivable	(29,508)	(12,398)
Inventories	4,955	4,381
Prepaid expenses and other current assets	(39)	(400)
Other assets	87	(255)
Deposits and other assets	(125)	221
Accounts payable	(569)	(827)
Accrued liabilities	739	(826)
Accrued compensation and benefits	1,352	(661)
Deferred revenue	5,575	5,866
Deferred rent	11	66

Net cash (used in) provided by operating activities	5,940	7,324

Cash flows from investing activities
Purchase of property and equipment	(5,127)	(3,807)
Purchase of domain name	(250)	—
Cash paid in the acquisition of Power-Glide	(119)	—
Capitalized curriculum development costs	(8,544)	(6,957)

Net cash used in investing activities	(14,040)	(10,764)

Cash flows from financing activities
Cash received from issuance of common stock, net of underwriters commission	74,493	—
Cash received from issuance of common stock — Regulation S transaction	15,000	—
Deferred initial public offering costs	(3,226)	—
Net borrowings from revolving credit facility	(1,500)	1,500
Proceeds (payments on) from notes payable — related party	—	(4,025)
Repayments for capital lease obligations	(3,340)	(676)
Payments on notes payable	(134)	(31)
Proceeds from exercise of stock options	96	12
Payment of cash dividend	(6,406)	—
Repayment of bank overdraft	(1,577)	—
Release of cash from restricted escrow account	—	2,332

Net cash provided by (used in) financing activities	73,406	(888)

Net change in cash and cash equivalents	65,306	(4,328)

Cash and cash equivalents, beginning of period	1,660	9,475

Cash and cash equivalents, end of period	$66,966	$5,147

Non-GAAP Financial Measures

EBITDA

EBITDA consists of net income minus interest income, minus income tax benefit, plus interest expense, plus income tax expense and plus depreciation and amortization. Interest income consists primarily of interest earned on short-term investments or cash deposits. Interest expense primarily consists of interest expense for capital leases, long-term and short-term borrowings. We use EBITDA as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as tax payments.

We believe EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired. Our management uses EBITDA as a measurement of operating performance, because it assists us in comparing our performance on a consistent basis, as it removes depreciation, amortization, interest and taxes. We also use EBITDA in presentations to the members of our board of directors to enable our board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry.

The following table provides a reconciliation of net income to EBITDA:
(thousands)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2008	2007	2008	2007
Net income	$2,460	$2,032	$16,670	$8,212
Interest income (expense), net	309	(117)	(383)	(474)
Income tax benefit (expense), net	(2,229)	(51)	3,323	(227)
Depreciation and amortization	3,679	2,085	8,859	4,618

EBITDA	$8,059	$4,285	$22,589	$13,531

Pro Forma Net Income per Share

On December 18, 2007, the Company completed an initial public offering in which it sold 4,450,000 shares of common stock. Concurrently with the completion of the offering was the automatic conversion of outstanding preferred shares into 19,879,675 common shares. Also concurrent with the IPO, the Company paid dividends of $6.4 million on its Series C preferred stock. The Company has provided pro forma net income per basic and diluted share for the three and nine months ended March 31, 2008 and 2007 in this release, in addition to providing financial results in accordance with GAAP. The pro forma net income per basic and diluted share reflects the following for all periods presented: (i) weighted average effect of the IPO shares, (ii) elimination of preferred stock dividends, (iii) elimination of preferred stock accretion and (iv) conversion of the preferred shares to common shares as of the beginning of the period. The Company believes pro forma income per basic and diluted share provides useful information to investors by reflecting income per share on a more representative basis with future operations.

The following table provides a reconciliation of pro-forma net income per share to the Company’s actual results under GAAP for the three and nine months ended March 31, 2008 as follows:

			(In thousands, except share and per share amounts)
		Three months ended				Nine months ended
				-	-		-	-
	March 31, 2008			March 31, 2008
	As Reported	Adjustments	Pro forma	As Reported	Adjustments		Pro forma
Net income	$2,460		$2,460	$16,670	$	—		$16,670
Less preferred stock accretion	—		—	12,193		12,193		—
Less preferred stock dividends	—		—	3,066		3,066		—

Net income available to common stockholders	$2,460	—	$2,460	$1,411		$15,259		$16,670

Net income per common share:
Basic	$0.09		$0.09	$0.12				$0.69
Diluted	$0.09		$0.09	$0.11				$0.66
Weighted average common shares outstanding:
Basic	27,449,893		27,449,893	11,700,017		12,361,543		24,061,560
Diluted	28,780,389		28,780,389	12,706,126		12,361,543		25,067,669

The following table provides a reconciliation of pro-forma net income per share to the Company’s actual results under GAAP for the three and nine months ended March 31, 2007 as follows:

			(In thousands, except share and per share amounts)
			Three months ended					Nine months ended
	-	-		-	-	-	-		-	-
	March 31, 2007					March 31, 2007
	As Reported	Adjustments		Pro forma		As Reported	Adjustments		Pro forma
Net income	$2,032	$	—		$2,032	$8,212	$	—		$8,212
Less preferred stock accretion	5,810		5,810		—	16,544		16,544		—
Less preferred stock dividends	1,670		1,670		—	4,707		4,707		—

Net income (loss) available to common stockholders	$(5,448)		$7,480		$2,032	$(13,039)		$21,251		$8,212

Net income (loss) per common share:
Basic	$(2.72)				$0.09	$(6.52)				$0.38
Diluted	$(2.72)				$0.09	$(6.52)				$0.38
Weighted average common shares outstanding:
Basic	1,999,343		19,879,411		21,878,754	1,999,099		19,879,655		21,878,754
Diluted	1,999,343		19,887,150		21,886,493	1,999,099		19,886,688		21,885,787

About K 12

K 12 Inc., a technology-based education company, is a leading national provider of proprietary curriculum and educational services created for online delivery to students in kindergarten through 12th grade. K12 provides individualized, one-to-one learning solutions for students in online schools, distance education programs and classrooms.

K12’s mission is to maximize a child’s potential by providing access to an engaging and effective education, regardless of geographic location or socio-economic background. More than 40,000 students are using the K 12 learning program in online public schools and other e-learning programs across the country.

More information can be found at www.K12.com

K 12® is a registered trademark and the K 12 logo, xPotential and Unleash the xPotential are trademarks of K12 Inc.

Investor Contact:
Keith Haas
VP, Financial Planning & Analysis and Investor Relations
703-483-7077
khaas@k12.com

Press Contact:
Jeff Kwitowski
VP, Public Relations
703-483-7281
jkwitowski@k12.com